Exhibit 99.1

NGL Energy Partners LP Announces Completion of Acquisition of TransMontaigne GP and Related Assets

July 02, 2014 08:00 AM Eastern Daylight Time

TULSA, Okla.—(BUSINESS WIRE)—NGL Energy Partners LP (NYSE:NGL) announced today that it has completed its acquisition from Morgan Stanley affiliates of (i) TransMontaigne Inc., the owner of TransMontaigne GP L.L.C., which is the general partner of TransMontaigne Partners L.P., a master limited partnership which trades on the New York Stock Exchange under the symbol “TLP”, (ii) the limited partnership interest of TransMontaigne Partners L.P. held by TransMontaigne Inc., amounting to approximately 17% of the outstanding units, (iii) the limited partnership interest of TransMontaigne Partners L.P. held by affiliates of Morgan Stanley, amounting to approximately 3% of the outstanding units and (iv) certain entities associated with the TransMontaigne business as well as the related inventory and pipeline and other contract rights. The purchase of Morgan Stanley’s energy business related to TransMontaigne was completed on a debt-free basis for a cash purchase price of $200 million, including working capital, plus $347 million for inventory transferred at the closing. The transaction did not involve the sale or purchase of any of the LP units owned by the public.

In connection with the acquisition, LCT Capital and UBS Investment Bank served as NGL’s financial advisors and Winston & Strawn LLP served as NGL’s legal counsel.

Quarterly Distribution Outlook

The management of NGL Energy Partners LP intends to recommend to the board of directors of its general partner that NGL increase its quarterly distribution for the first fiscal quarter ended June 30, 2014, by $0.0375 to $0.58875 per outstanding limited partner unit from $0.55125 per unit, resulting in an annualized cash distribution of $2.355 per outstanding limited partner unit. On an annualized basis this represents an increase of $0.15 from $2.205 per unit to $2.355 per unit.

About NGL Energy Partners LP

NGL Energy Partners LP is a Delaware limited partnership. NGL owns and operates a vertically integrated energy business with four primary businesses: water solutions, crude oil logistics, NGL logistics and retail propane. NGL completed its initial public offering in May 2011. For further information, visit the Partnership’s website as www.nglenergypartners.com.

About TransMontaigne Partners L.P.

TransMontaigne Partners L.P. is a terminaling and transportation company based in Denver, Colorado, with operations along the Gulf Coast, in the Midwest, in Brownsville, Texas, along the Mississippi and Ohio Rivers and in the Southeastern United States. TransMontaigne Partners L.P. provides integrated terminaling, storage, transportation and related services for companies engaged in the distribution and marketing of light refined petroleum products, heavy refined petroleum products, crude oil, chemicals, fertilizers and other liquid products. Light refined products include gasolines, diesel fuels, heating oil and jet fuels; heavy refined products include residual fuel oils and asphalts. TransMontaigne Partners L.P. does not purchase or market products that it handles or transports.

Forward-Looking Statements

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. While NGL believes its expectations as reflected in the forward-looking statements are reasonable, NGL can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission. Other factors that could impact any forward-looking statements are those risks described in NGL’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” NGL undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

Contacts

NGL Energy Partners LP
Atanas H. Atanasov, 918-481-1119
Chief Financial Officer and Treasurer
Atanas.atanasov@nglep.com